Exhibit 1.01 – Conflict Minerals Report (CMR)

Conflict Minerals Report of Hasbro, Inc.

Section 1: Introduction Section 1: Introduction

This is the Conflict Minerals Report of Hasbro, Inc. (herein referred to as "Hasbro," the Company," "we," "us," or "our ") for calendar year 2024 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1"). Certain terms in this report are defined in Rule 13p-1 and Form SD and the reader is invited to refer to those sources for complete definitions of these terms.

Hasbro is a leading game, intellectual property (“IP”), and toy company whose mission is to create joy and community through the magic of play. With over 100 years of history, we deliver play-centered, partner-scaled experiences to kids, families, and fans of all ages around the world, through physical and digital games, toys, licensed consumer products, location-based entertainment, film, TV and more. We market products based on owned, controlled and licensed IP, including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, MONOPOLY, HASBRO GAMES, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands. During 2024, all of our products were manufactured in third-party vendor facilities (referred to hereafter as “contract manufacturers”) located in the People’s Republic of China and in other countries, such as India, Vietnam, Mexico, Japan, Europe, and the United States.

Section 2: Due diligence framework

Hasbro designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition ("OECD Framework").

Section 3: Due diligence measures undertaken

Hasbro's due diligence efforts for 2024 included the following steps in alignment with the OECD Framework:

Establish company management systems

•Communicated our conflict minerals policy to all contract manufacturers, ensuring they were made aware that Hasbro’s policy does not preclude them from sourcing conflict free minerals from the Covered Countries, but is intended to encourage responsible sourcing. To summarize our conflict minerals policy, Hasbro requires suppliers to fully respond to our information requests, provide a list of smelter or refiner (“Smelters”) names, source from conflict free Smelters as determined by a third-party audit program such as the Responsible Minerals Initiative (RMI), London Bullion Market Association, Responsible Jewelry Council or any other recognized equivalent, and initiate contact with non-audited Smelters to persuade such Smelters to undergo a Responsible Minerals Assurance Process (“RMAP”) audit of their due diligence practices.

•As part of our conflict minerals due diligence, we reviewed the smelters and refiners identified in our supply chain against the RMI RMAP lists. Under this framework:
o"Conformant" smelters and refiners are those that have completed a third-party audit and been validated as meeting RMAP’s responsible sourcing requirements.
o"Active" smelters and refiners are currently engaged in the audit process but have not yet been designated conformant.
oSmelters and refiners that are not listed as conformant or active are referred to herein as “nonconformant”, meaning they are not currently undergoing a recognized audit or have not provided sufficient information to determine their sourcing practices.

•Operated under our internal governance structure, which is overseen by members of our senior management team and includes a cross functional conflict minerals steering committee and working group comprised of representatives from the Global Regulatory Affairs, Sustainability, Global Sourcing, Legal, Finance and Internal Audit functions of Hasbro.

•Provided surveyed contract manufacturers with training, which included an overview of the conflict minerals rule under the Dodd-Frank Act and information on how to complete the survey. The communication and training of our policy and the conflict minerals rules specified that contract manufacturers should not ban sourcing 3TG from the Covered Countries in order to maintain support of socio-economic regional development, so long as the contract manufacturers are utilizing only conformant Smelters.

•Engaged with contract manufacturers that Hasbro believed supply products containing 3TG, informing them that Hasbro is subject to Section 1502 of the Dodd Frank Act and that their cooperation in responding to the survey is required.

•Conducted supply chain surveys using a third-party platform based on the RMI Conflict Minerals Reporting Template (CMRT). Surveys were sent to the 24 contract manufacturers of products identified during our applicability assessment as potentially containing 3TG.

•Engaged as necessary with suppliers who identified unaudited Smelters by communicating to them that they request the Smelter to undergo the RMI audit process or remove that Smelter from the supply chain in order to demonstrate compliance with the Hasbro Conflict Minerals policy.

•Maintained our grievance mechanism to enable the reporting of grievances via the Hasbro Conflict Minerals email box.

•Maintained our policy of retaining conflict minerals program documentation for 5 years.

Identify and assess risks in the supply chain

•In the survey, Contract manufacturers were asked to identify Smelters that process conflict minerals contained in our products, including country of origin of the 3TG, based on the RMI CMRT. Hasbro required these contract manufacturers to provide information on Hasbro products only (“product- level declarations”).

•Every survey was entered into our third-party technology platform and then reviewed by the technology platform, a third-party consultant and, where deemed necessary, Hasbro personnel.

•Non-responsive contract manufacturers and survey responses that we believed to be incomplete or inconsistent were identified. We worked with the suppliers to complete the surveys and have received responses from all of them.

•Reasons that could lead to follow-up with contract manufacturers included, but were not limited to, that the contract manufacturer did not provide a complete or accurate Smelter list, did not receive complete 3TG sourcing information from all of its relevant suppliers, the response was not specific to Hasbro products only, or inconsistencies were identified in the answers contract manufacturers provided within the survey.

•Smelters identified by contract manufacturers surveyed by Hasbro were compared against lists maintained by the technology platform provider, the current Smelter lists from the RMAP and our external consultant. This was done to confirm the validity of Smelters and the plausibility of the countries of origin.

•Conducted Responsible Business Alliance (RBA) audits on contract manufacturers to ensure they met minimum requirements.

Design and implement a strategy to respond to identified risks

•Executive members of the steering committee met three times during the 2024 conflict minerals due diligence period to review the results of the applicability assessment, survey review and associated risks.

•All contract manufacturers responded to Hasbro's initial survey request. In cases where additional follow-up was needed, emails were sent by the technology platform, by our third-party consultant and, where necessary, by Hasbro management to address issues regarding their survey responses.

•Contract manufacturers that provided survey responses identifying Smelters not on the RMI’s active or compliant Smelter lists were sent corrective action letters, as necessary, noting that Hasbro requires them to source 3TG from RMAP-compliant Smelters. In the corrective action letters, Hasbro requested that contract manufacturers that source from non-RMAP-compliant Smelters verify if the Smelters are in the Hasbro supply chain. If the Smelter was not in the supply chain, they were required to update their response and remove the Smelter from their list. If the Smelter was in the supply chain, contract manufacturers were instructed to contact the respective Smelters and require them to participate in a recognized conflict minerals audit program and provide documentation of this to Hasbro. If they were not able to obtain Smelter cooperation, the contract manufacturers were reminded of the Hasbro conflict minerals sourcing policy and requirement to remove the unaudited Smelter from their supply chain for Hasbro Products.

Carry out independent third-party audit of Smelter due diligence practices

Hasbro is a downstream consumer of 3TG and is many steps removed from Smelters that provide minerals and ores. Hasbro does not purchase raw minerals or ores and does not directly purchase 3TG.Therefore, Hasbro does not perform or direct audits of Smelters within the supply chain. Rather, as a member of the RMI we rely on and support the audits carried out by that organization. Those audits confirm that Smelters conform to the OECD Framework for their own sourcing practices by reviewing the Smelter sourcing/conflict minerals policy and verifying implementation.

Report annually on supply chain due diligence

This report and the associated Form SD are available online at the following internet address: https://csr.hasbro.com/en-us/reports.

Section 4: Determination

Based on the due diligence described above for 2024, Hasbro was able to determine that some 3TG used by our contract manufacturers for Hasbro products may have originated in the Covered Countries and/or did not originate from recycled or scrap sources.

As a downstream consumer of 3TG, Hasbro must rely on its contract manufacturers to gather information about Smelters in the supply chain. Hasbro received responses from 100% of the contract manufacturers it surveyed (the survey included all 24 contract manufacturers identified as potentially incorporating 3TG into products supplied to Hasbro). The relevant contract manufacturers declared a total of 204 unique Smelter names as the source of 3TG in Hasbro products in 2024. Of the 204 declared Smelters, all but two were designated as conformant or active under the RMAP for 2024. However, we are unable to link specific Smelters to our applicable products. As of this filing, all Smelters identified as operational in our supply chain were RMAP conformant or active and all non-conformant smelters have been removed from our supply chain. The results of our due diligence of the 3TG used in our in-scope products are noted below:

2024 Smelter	Tin	Tungsten	Tantalum	Gold	Total
Total number of Smelters	66	22	27	89	204
Number (%) of Smelters listed as conformant or active by RMI	65 (98%)	22 (100%)	27 (100%)	88 (99%)	202 (100%)

Status of Identified Smelters

Gold Refiners
1
1
87
Conformant
Active
Non-Conformant
Tin Smelters
1
0
65
Conformant
Active
Non-Conformant
Tantalum Smelters
0
0
27
Conformant
Active
Non-Conformant
Tungsten Smelters
0
0
22
Conformant
Active
Non-Conformant

Set forth in Annex 1 is a list of the unique Smelter names disclosed to us by contract manufacturers broken down by metal. Based on the information provided by Hasbro’s contract manufacturers, from the RMAP and other sources, Hasbro believes that the countries of origin of the 3TG contained in some of our products might include Covered Countries, and may not originate from recycled or scrap sources, but we are not able to make that determination at this time for all products or sources. The aggregated list of Countries of Origin based on input from RMI, and their Country-of-Origin list and the Smelters reported to us by our contract manufacturers is set forth in Annex 2.

The Hasbro sourcing model is designed to provide Hasbro flexibility to move production of products among contract manufacturers based on contract manufacturer capacities and product demand. Consequently, there may be instances where the same Hasbro branded product is manufactured by multiple contract manufacturers, which increases the complexity in linking a product with specific Smelters.

Section 5: Independent audit

Hasbro has determined that for 2024 an independent private sector audit is not required.

Section 6: Continuous Improvement efforts to mitigate risk

Hasbro took the following steps to improve our program overall, the number and quality of responses in the 2024 compliance period and to mitigate risk that 3TG used in Hasbro products may finance or benefit armed groups in the Covered Countries:

•Achieved a 100% response rate from all applicable contract manufacturers.

•Continued to use contract terms and conditions for new contracts requiring contract manufacturers to respond to inquiries regarding 3TG in a timely manner, such as through incorporation of conflict minerals requirements into Hasbro’s Vendor Manual, which is incorporated into Hasbro’s Master Agreements with contract manufacturers.

•Rather than relying on contract manufacturers to provide country of origin information, we undertook our own efforts to identify countries of origin using our third-party technology provider. Our external consultant conducted a further plausibility review to ensure that the identified countries have known 3TG ore mining operations or proven mineral reserves.

•Continued to work with contract manufacturers to help them understand the importance of this initiative to Hasbro and to encourage their participation in the conflict minerals survey through trainings for relevant contract manufacturers. In 2024, Hasbro conducted virtual training sessions for global in-scope suppliers that needed such training. We believe this results in improvements in identifying Smelters applicable to Hasbro.

•In the next compliance period, Hasbro intends to take the following steps to further improve the number and quality of contract manufacturer responses and continue to mitigate the risk that 3TG used in Hasbro products may finance or benefit armed groups in the Covered Countries:

oContinue to use contract terms and conditions for new contracts requiring contract manufacturers to respond to inquiries regarding conflict minerals in a timely manner.

oContinue to engage with contract manufacturers, with the objective of maintaining a 100% response rate from all applicable contract manufacturers and obtaining complete lists.

oContinue to work with contract manufacturers to identify to the extent possible the source of 3TG used in Hasbro's products.

oContinue to build capabilities with active and new contract manufacturers by helping them understand the importance of this initiative to Hasbro and to encourage their participation through contract manufacturer trainings.

oContinue to require that any 3TG included in our products be sourced from Smelters that are identified as conformant through the RMAP or an audit program with which RMAP has a mutual recognition agreement.

oContinue to work with our contract manufacturers to better understand how individual sources of 3TG may apply to our individual product categories.

oAs a result of becoming a full RBA member in October 2016, Hasbro will continue to utilize an annual RBA Validated Audit Process (VAP) audit for 100% of our contract manufacturers, which includes verifying that a manufacturer has a documented, effective, and communicated conflict minerals policy and management program.

oContinue to emphasize that Hasbro’s policy does not preclude contract manufacturers from sourcing conflict free minerals from the DRC and adjoining countries and communicate this policy provision to contract manufacturers.

Certain statements in this Conflict Minerals Report contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations concerning the Company's future actions to engage contract manufacturers, to identify to the extent possible the source of 3TG in its products and to take other actions regarding its product sourcing. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties including, but not limited to, decisions to make changes in the Company’s continual improvement efforts and delays or difficulties in engaging contract manufacturers and identifying the source of 3TG contained in the Company’s products.

Annex 1 - List of the unique Smelter names disclosed to Hasbro by contract manufacturers – All smelters were either Conformant or Active per the RMI RMAP process.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Agosi AG	CID000035	GERMANY
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	ASAHI METALFINE, Inc.	CID000082	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Boliden Ronnskar	CID000157	SWEDEN
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	MKS PAMP SA	CID001352	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	Italpreziosi	CID002765	ITALY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Chugai Mining	CID000264	JAPAN
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Dowa	CID000401	JAPAN
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	Gold by Gold Colombia	CID003641	COLOMBIA
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	TANIOBIS GmbH	CID002545	GERMANY
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	CID002773	BELGIUM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	Thaisarco	CID001898	THAILAND
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	CRM Synergies	CID003524	SPAIN
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Tin	Dowa	CID000402	JAPAN
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	Super Ligas	CID002756	BRAZIL
Tin	Aurubis Berango	CID002774	SPAIN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	DS Myanmar	CID003831	MYANMAR
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Fenix Metals	CID000468	POLAND
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	China Molybdenum Co., Ltd.	CID002641	CHINA
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA

Annex 2 Country of Origin Information Based on RMI RCOI Data January 29, 2025

Country of Origin
Argentina G	Germany, G	Panama G
Australia 3TG	Ghana G	Papua New Guinea G
Austria W	Guinea G,	Peru G, Sn
Azerbaijan G	Guyana G	Philippines G
Benin G	Honduras G	Portugal G, Sn, W
Bolivia G, W	Indonesia G, Sn	Russia Sn, W
Bosnia and Herzegovina G	Japan G	*Rwanda 3T
Botswana G	Kazakhstan G, Ta, W	Saudi Arabia G
Brazil G, W	Kenya G	Senegal G
Bulgaria G	Korea, Republic of G	Sierra Leone Ta
Burkina Faso G	Kyrgyzstan G,	Slovakia G
*Burundi W	Lao People's Democratic Republic G, Sn	South Africa G
Canada G	Liberia G	Spain 3TG
Chile G, W	Madagascar Ta	Sudan G
China 3TG	Malaysia Sn, W	Suriname G
Colombia G	Mali G	Sweden G
*Congo, Democratic Republic of the 3TG	Mauritania G	Tajikistan G
Costa Rica G	Mexico G	*Tanzania G, Sn, W
Côte d'Ivoire 3TG	Mongolia G	Thailand 3TG
Dominican Republic G	Morocco G	Turkey G
Ecuador G	Mozambique G, Ta	*Uganda Sn, W
Egypt G	Myanmar G	United Kingdom W
Eswatini G	Namibia G	United States of America G, W
Ethiopia Ta	New Zealand G	Uzbekistan G
Finland G	Nicaragua G	Vietnam Sn, W
France Ta	Niger G	*Zambia G, Sn
French Guiana G	Nigeria 3TG	Zimbabwe G, Ta
Georgia G	Oman G

Key: 3TG = Tantalum, Tin, Tungsten and Gold; 3T= Tantalum, Tin and Tungsten G = Gold; Ta= Tantalum; Sn= Tin; W=Tungsten
* Covered Country